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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 29, 2016

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (07/16)

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Item 1.01	Entry into a Material Definitive Agreement.
On December 29, 2016, Arotech Corporation (the “Company”) and Steven Esses agreed that Mr. Esses would step down from his position as President and CEO of the Company, and Mr. Esses resigned as a director of the Company and as an officer and director of all of the Company’s subsidiaries, effective December 31, 2016. In connection with the departure of Mr. Esses, the Company and the Company’s subsidiary Epsilor-Electric Fuel Ltd. (“Epsilor”) and Mr. Esses executed a Separation and General Release Agreement (the “Separation Agreement”) dated December 29, 2016, providing, inter alia, for payment by the Company of $2,050,000 in place of the sums owed to Mr. Esses pursuant to the terms of his employment agreement, as amended, in return for a complete waiver and release of claims by Mr. Esses.
The foregoing description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference
Item 1.02	Termination of a Material Definitive Agreement.
On December 29, 2016, the Company and Steven Esses agreed that Mr. Esses would step down from his position as President and CEO of the Company, and Mr. Esses resigned as a director of the Company and as an officer and director of all of the Company’s subsidiaries, effective December 31, 2016. The Separation Agreement described under Item 1.01 above supersedes the Fifth Amended and Restated Employment Agreement between Mr. Esses and the Company dated February 16, 2016, as amended, and all other agreements, plans, programs, policies and arrangements relating to the terms of Mr. Esses’s employment with the Company. The material terms of the Separation Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appoint-ment of Principal Officers.
Item 5.02(b)
Departure of Principal Executive Officer and Director
On December 29, 2016, the Company and Steven Esses agreed that Mr. Esses would step down from his position as President and CEO, and Mr. Esses resigned as a director of the Company and as an officer and director of all of the Company’s subsidiaries, effective December 31, 2016. Mr. Esses’s departure is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.
The material terms of the Separation Agreement dated December 29, 2016 between the Company and Mr. Esses are described under Item 1.01 above and incorporated by reference into this Item 5.02(b).
A copy of the press release announcing, inter alia, that Mr. Esses has stepped down from his position as President and CEO and director is attached as Exhibit 99.1.

Item 5.02(c)
Appointment of Principal Executive Officer
On January 1, 2017, Dean Krutty became Acting CEO of the Company.
Mr. Krutty, 51, became President of our Training and Simulation Division in January 2005, after having spent the prior thirteen years as a member of the FAAC management team, and was promoted to Arotech’s Senior Vice President, Operations – North America in January 2015. He began his career at FAAC in 1987 as an electrical engineer in FAAC’s part task trainer division and served as FAAC’s Director of Operations prior to becoming its President. He also has significant experience managing programs in the training and simulation industry. Mr. Krutty holds a B.S. in electrical engineering from the Michigan State University.
There is no arrangement or understanding pursuant to which Mr. Krutty was appointed to the position of Acting CEO of the Company, nor are there any transactions or proposed transactions between the Company and Mr. Krutty requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
A copy of the press release announcing, inter alia, that Mr. Krutty has been named Acting CEO of the Company is attached as Exhibit 99.1.
Item 8.01	Other Events.
On January 3, 2017, Arotech Corporation (the “Registrant”) publicly disseminated the press release attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit Number	Description
10.1	Separation and General Release Agreement between the Company and Epsilor, and Steven Esses, dated December 29, 2016
99.1	Press release dated January 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated: January 3, 2017